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                                                                   EXHIBIT 10.17

                               TAG-ALONG AGREEMENT

     This Tag-Along Agreement is made as of March 2, 1999, by and among GTE Holdings (Puerto Rico) LLC, a Delaware limited liability company ("Purchaser"), GTE International Telecommunications Incorporated, a Delaware corporation and the sole holder of equity interests of Purchaser ("Strategic Purchaser"), and the Trust of the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. (the "Trust"), with reference to the following facts:

     A. Purchaser is the registered and beneficial owner of 40.01% plus one share of the total issued and outstanding shares, par value $0.01 per share (the "Shares"), of Telecomunicaciones de Puerto Rico, Inc., a Puerto Rico corporation (the "Company"), and has an option to acquire an additional 15% of the Shares of the Company.

     B. The Trust was established to fund benefits under the Employee Stock Ownership Plan of Telecomunicaciones de Puerto Rico, Inc. and has agreed to purchase 30,000 Shares from the Puerto Rico Telephone Authority, subject to Purchaser's and Strategic Purchaser's entering into this Agreement.

     C. As used in this Agreement, the term "Seller" means Purchaser, Strategic Purchaser, and the GTE Permitted Transferees (as defined in Section 1, below).

     NOW, THEREFORE, it is agreed by and among the parties as follows:

     1. In the event that Purchaser, Strategic Purchaser and/or their GTE Permitted Transferees (as such term is defined in that


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certain Shareholders Agreement (the "Shareholders Agreement") dated as of March
2, 1999, by and among Purchaser, Strategic Purchaser, the Company, Popular Inc., a Puerto Rico corporation, and Puerto Rico Telephone Authority), as applicable, proposes to, directly or indirectly, sell or otherwise dispose of (any such event, a "Transfer") any Shares or Purchaser Interests (as such term is defined in the Shareholders Agreement), as applicable, other than to GTE Permitted Transferees (the "Offered Shares") in one or a series of related transactions, which (i) in the aggregate comprise (directly or indirectly) over 7.5% of the total number of outstanding Shares of the Company or (ii) would result in the transferee and its affiliates owning, directly or indirectly, over 20% of the Shares, such Sellers shall promptly give written notice to the Trust at least 20 days prior to the closing of such proposed sale. The notice (the "Tag-Along Notice") shall describe in reasonable detail the proposed Transfer, including, without limitation, the name of the buyer, the number of Shares to be directly or indirectly Transferred by the Seller, the per Share sale price, any other significant terms of such sale and the date such proposed sale will be consummated.

     2. The Trust shall have the right, exercisable upon written notice to the Sellers, within 15 days after receipt of the Tag-Along Notice, to participate in such sale, by selling a pro rata portion of the lesser of (i) 30,000 Shares or
(ii) the aggregate number of Shares then owned by it (the "Trust Shares") to the buyer on the same terms and conditions as set forth in the Tag-Along Notice, as determined in accordance with the calculation set forth below (a "Tag-Along Transaction"). If the Trust elects to participate in the sale described in the Tag-Along Notice, the Trust shall indicate in its notice of election




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to the Sellers the maximum number of Trust Shares it desires to sell in connection with such sale. To the extent the Trust exercises such right of participation in accordance with the terms and conditions set forth in this Agreement, and the buyer agrees to purchase the Trust Shares indicated by the Trust in its notice of election, the Trust may sell the same percentage of its Trust Shares as the Sellers are selling (the "pro rata portion"). In the event the buyer does not agree to purchase the Trust's Shares in addition to the Sellers' Shares, the number of Shares or Purchaser Interests, as applicable, that the Sellers may sell in the transaction shall be correspondingly reduced by the number of Trust Shares entitled to be sold by the Trust. In this event, the "pro rata portion" of the Trust shall be the Trust Shares multiplied by a fraction, (i) the numerator of which is the number of Shares proposed to be, directly or indirectly, sold by Sellers in the Tag-Along Notice and (ii) the denominator of which is the sum of (A) the total number of Shares, directly or indirectly, owned by the Sellers immediately prior to the sale proposed in the Tag-Along Notice and (B) the Trust Shares owned by the Trust immediately prior to the sale proposed in the Tag-Along Notice. In the event that the Tag-Along Transaction involves the sale of Purchaser Interests, the Trust shall be entitled to sell to the buyer that number of Trust Shares constituting its pro rata share calculated in accordance with the preceding sentence as if immediately prior thereto Purchaser was liquidated, each equity holder thereof received a total distribution of Shares and each such equity holder was the Seller for purposes of this Section. Not later than five days prior to the date scheduled for such sale, Sellers shall provide notice to


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the Trust of the "pro rata portion" of Trust Shares to be sold by the Trust in such sale.

     3. The Trust shall effect its participation in the sale by delivering, on the date scheduled for such sale, to Sellers, for their own accounts or for delivery to the prospective transferee, as applicable, one or more certificates, in proper form for transfer, which represent the number of Trust Shares which the Trust is entitled to sell in accordance with this Agreement. Such stock certificate or certificates shall be delivered on such date to such transferee in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Tag-Along Notice and the Sellers shall concurrently therewith remit to the Trust that portion of the sale proceeds to which the Trust is entitled by reason of its participation in such sale. Sellers' sale of Shares or Purchaser Interests, as applicable, in any sale proposed in a Tag-Along Notice shall be effected on the terms and conditions set forth in such Tag-Along Notice. In no event shall any Seller receive special consideration or a control premium in such sale that is not received by all Sellers, including the Trust.

     4. The exercise or non-exercise of the right of the Trust to participate in one or more sales subject to this Agreement shall not adversely affect the Trust's right to participate in subsequent sales of Shares or Purchaser Interests subject to this Agreement.

     5. In the event that the buyer of Offered Shares fails or refuses to purchase the Trust Shares which the Trust is entitled to sell pursuant to this Agreement, and if the transaction giving rise to such right closes, then the Sellers shall be obligated to purchase the same, simultaneously with the closing of the Tag-





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Along Transaction, for the same per Share price as that received by the Sellers in the Tag-Along Transaction.

     6. Notwithstanding any provision in this Agreement to the contrary:

        (a) The Trust shall not be required to make any representation, covenant or warranty in connection with the Tag-Along Transaction, other than as to the Trust's ownership and the trustee's authority, on behalf of the Trust, to sell, free of liens, claims and encumbrances, the Shares proposed to be sold by the Trust. Sellers shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, the Trust and the trustee of the Trust against all losses, claims, damages, liabilities, costs (including costs of preparation) and expenses (including reasonable attorney's fees) arising out of or relating to any representation or warranty made by, or covenant of, Sellers or the Company or any agent, employee, officer or director of any of them in connection with or relating to, or under the terms of each agreement entered into in connection with, such Tag-Along Transaction, except insofar as the same are based solely upon written information furnished in writing to Sellers or the Company by the Trust expressly for use therein.

        (b) If Sellers have agreed to sell any Shares for non-cash consideration, the buyer's offer shall include (or, at the option of Sellers, Sellers may otherwise provide) an option for the Trust to participate in such Tag-Along Transaction and to select as consideration for its sale either its pro rata share of such non-cash consideration or cash in the amount of the fair market value of such non-cash consideration.



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        (c) The Trust's right to effect a sale of Trust Shares hereunder shall terminate on March 1, 2009.

     7. Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered in person, sent by telefax transmission or mailed by certified mail, return receipt requested, to the parties at the following addresses or telefax numbers (or at such other address or telefax number as a party may specify by notice to the others):

     If to Purchaser or Strategic Purchaser, at:
     GTE Holdings (Puerto Rico) LLC
     5221 North O'Connor Boulevard
     Irving, Texas 75039
     Telephone:  (972) 718-5000
     Telecopy:   (972) 718-2916
     Attention:  Fares Salloum

     with a copy to:
     GTE International Telecommunications Incorporated
     Irving, Texas 75039
     Telephone:  (972) 718-5000
     Telecopy:   (972) 718-2916
     Attention:  Fares Salloum

     Curtis, Mallet-Prevost, Colt & Mosle
     101 Park Avenue
     New York, New York  10178-0061
     Telephone:  (212) 696-6000
     Telecopy:   (212) 697-1559
     Attention:  Matias A. Vega

     If to the Trust, at:
     U.S. Trust Company, National Association
     515 South Flower Street
     Los Angeles, California 90071
     Telephone:  (213)861-5073
     Telecopy:   (213)488-1366
     Attention:  Dennis M. Kunisaki



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     with a copy to:
     Jones, Day, Reavis & Pogue
     77 West Wacker Drive, Suite 3500
     Chicago, Illinois 60601
     Telephone:  (312)782-3939
     Telecopy:   (312)782-8585
     Attention:  Ronald S. Rizzo

     8. No waiver of any provision of this Agreement in any instance shall be, or for any purpose be deemed to be, a waiver of the right of any party hereto to enforce strict compliance with the provisions hereof in any subsequent instance.

     9. Each party hereto and its successors and assigns shall perform any further acts and execute and deliver any documents which may reasonably be necessary to carry out the provisions of this Agreement.

     10. No provision of this Agreement may be amended, modified or waived without the written approval of each of the parties hereto.

     11. This Agreement may be executed in multiple counterparts, subject to the execution of at least one of such counterparts by each of the parties hereto.

     12. Every provision of this Agreement is intended to be severable and if any term or all or part of any provision hereof is held by judicial decision to be invalid, such invalidity shall not affect the validity of the remainder of this Agreement.

     13. This Agreement is intended by the parties hereto as a final expression of their agreement and understanding with respect to the subject matter hereof and supersedes any and all prior and contemporary agreements and understandings.



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     14. This Agreement shall be construed and interpreted in accordance with the laws of the State of California, without giving effect to its principles of conflicts of laws.

     15. When necessary, the singular shall include the plural and vice versa.

     16. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto. None of the rights or obligations of the parties hereunder may be assigned (other than to a GTE Permitted Transferee), and no other person or party shall be a third party beneficiary of this Agreement.

     17. Each of the parties hereto acknowledges that the other parties will be irreparably damaged and will have no adequate remedy at law in the event of a breach or threatened breach of obligations hereunder and shall be entitled to such equitable and injunctive relief as may be available to restrain a violation of, or threatened violation of, or to specifically enforce, this Agreement. Nothing herein shall be deemed to preclude any party from pursuing any other remedies available under this Agreement or otherwise to such party for such breach or threatened breach, including the recovery of damages.

     18. Any legal action or proceeding with respect to this Agreement shall be brought in the United States District Court for the Southern District of California (by way of summary judgment in lieu of complaint if procedure so permits) or, if such court lacks subject matter jurisdiction, in the courts of California situated in Los Angeles County. By execution and delivery of this Agreement, each of the parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and irrevocably consents to the service of process out of



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any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 7, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in this Section and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 GTE HOLDINGS (PUERTO RICO) LLC


                                 By:
                                    -----------------------------------
                                 Name:
                                 Title:


                                 GTE INTERNATIONAL
                                 TELECOMMUNICATIONS INCORPORATED


                                 By:
                                    -----------------------------------
                                 Name:
                                 Title:


                                 TRUST OF THE EMPLOYEE
                                 STOCK OWNERSHIP PLAN OF
                                 TELECOMUNICACIONES DE PUERTO
                                 RICO, INC.


                                 By: U.S. TRUST COMPANY, NATIONAL
                                     ASSOCIATION, SOLELY IN ITS
                                     CAPACITY AS TRUSTEE AND NOT IN
                                     ITS INDIVIDUAL CAPACITY


                                 By:
                                    -----------------------------------
                                 Name:  Norman P. Goldberg
                                 Title: Managing Director



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